Exhibit 23.2



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Tintic Gold Mining Company, of our report dated February 25, 2004, relating to the financial statements of Tintic Gold Mining Company for the year ended December 31, 2003.


/s/Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
March 5, 2004